UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.            )

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NCI, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NCI, Inc.

11730 Plaza America Drive, Suite 700

Reston, Virginia 20190

April 28, 2006

Dear Fellow Stockholder:

You are invited to attend the NCI, Inc. Annual Meeting of Stockholders to be held on Wednesday, June 14, 2006 at 10:00 a.m., local time, at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190.

We have provided details of the business to be conducted at the meeting in the accompanying Notice of Annual Meeting of Stockholders, proxy statement and form of proxy. We encourage you to read these materials so that you may be informed about the business to come before the meeting.

Your participation is important, regardless of the number of shares you own. In order for us to have an efficient meeting, please sign, date and return the enclosed proxy card promptly in the accompanying reply envelope. You can find additional information concerning our voting procedures in the accompanying materials.

We look forward to seeing you at the meeting.

Sincerely,

Charles K. Narang

Chairman and Chief Executive Officer

NCI, INC.

11730 Plaza America Drive, Suite 700

Reston, Virginia 20190

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2006

You are invited to attend the NCI, Inc. Annual Meeting of Stockholders to be held on Wednesday, June 14, 2006 at 10:00 a.m., local time, at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190.

The matters proposed for consideration at the meeting are:

1.	The election of seven (7) persons as directors of the company, each to serve for a term of one (1) year, or until their respective successors shall have been duly elected and qualified;

2.	The ratification of the appointment of Ernst & Young LLP as NCI, Inc.’s independent registered public accounting firm for the current fiscal year; and

3.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Our Board of Directors has set April 24, 2006 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. A complete list of stockholders eligible to vote at the Annual Meeting will be made available for examination by our stockholders, for any purpose germane to the Annual Meeting, during the ten (10) days prior to the Annual Meeting, between the hours of 9 a.m. and 5 p.m. (EDT), at the offices of the Company at 11730 Plaza America Drive, Suite 700, Reston, Virginia 20190. We will also produce the stockholder list at the Annual Meeting, and you may inspect it at any time during the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, your vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed proxy card and return it promptly in the accompanying reply envelope, which requires no additional postage. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares are voted.

The accompanying proxy statement and form of proxy are first being sent or given to our stockholders on or about April 28, 2006.

By Order of the Board of Directors,

Charles K. Narang

Chairman and Chief Executive Officer

Reston, Virginia

April 28, 2006

IT IS IMPORTANT THAT YOU COMPLETE AND RETURN

THE ENCLOSED PROXY CARD PROMPTLY

NCI, INC.

11730 Plaza America Drive, Suite 700

Reston, Virginia 20190

PROXY STATEMENT FOR

2006 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of NCI, Inc. (the Board) solicits the accompanying proxy to be voted at the 2006 Annual Meeting of Stockholders (the Annual Meeting) to be held on Wednesday, June 14, 2006, at 10 a.m. (EDT), at the Hyatt Regency Reston, 1800 Presidents Street, Reston, VA 20190, and at any adjournments or postponements thereof. In this proxy statement, unless the context requires otherwise, when we refer to “we,” “us,” “our,” “the Company” or “NCI,” we are describing NCI, Inc.

The mailing address of our principal executive offices is 11730 Plaza America Drive, Suite 700, Reston, Virginia 20190. This proxy statement, the accompanying Notice of Annual Meeting of Stockholders and the enclosed proxy card are first being sent or given to our stockholders on or about April 28, 2006.

PURPOSES OF THE MEETING

At the Annual Meeting, we will ask you to consider and act upon the following matters:

1.	The election of seven (7) persons as directors of the company, each to serve for a term of one (1) year, or until their respective successors shall have been duly elected and qualified;

2.	The ratification of the appointment of Ernst & Young LLP as NCI, Inc.’s independent registered public accounting firm for the current fiscal year; and

3.	The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

GENERAL INFORMATION

Record Date and Shareholders Entitled to Vote

Record Date.    Our Board has fixed the close of business on April 24, 2006 as the record date (the Record Date) for purposes of determining stockholders entitled to receive notice of and to vote at the Annual Meeting. Only stockholders of record as of the Record Date will be entitled to vote at the Annual Meeting.

Our Common Stock.    We have two classes of outstanding stock: our Class A Common Stock and our Class B Common Stock. As of April 10, 2006, a total of 13,327,760 shares were outstanding: 7,027,760 shares of Class A Common Stock and 6,300,000 shares of Class B Common Stock. Holders of Class A Common Stock are entitled to one (1) vote for each share of Class A Common Stock they hold on the Record Date. Holders of Class B Common Stock are entitled to ten (10) votes for each share of Class B Common Stock they hold on the Record Date.

Stockholder List.    We will make a complete list of stockholders eligible to vote at the Annual Meeting available for examination during the ten (10) days prior to the Annual Meeting. During such time, you may visit us at our principal executive offices during ordinary business hours to examine the stockholder list for any purpose germane to the Annual Meeting.

Voting Requirements and Other Matters

Quorum.    The holders of a majority in voting power of the common stock entitled to vote at the Annual Meeting must be present, either in person or by proxy, to constitute a quorum for the transaction of business at the Annual Meeting. In accordance with Delaware law, we will count abstentions and broker non-votes for the purpose of establishing a quorum.

Broker Non-Votes.    A broker non-vote occurs when a stockholder that owns shares in “street name” through a nominee (usually a bank or a broker) fails to provide the nominee with voting instructions, and the nominee does not have discretionary authority to vote the shares with respect to the matter to be voted on, or when the nominee otherwise fails to vote the shares.

How to Vote Your Shares.    Your shares cannot be voted at the Annual Meeting unless you are present either in person or by proxy. If you vote by mail and return a complete, signed and dated proxy card, your shares will be voted in accordance with your instructions. You may specify your choices by marking the appropriate box and following the other instructions on the proxy card. With respect to the election of directors, you may (i) vote “For” all of the nominees, or (ii) “Withhold Authority” with respect to some or all of nominees. On all other matters, you may (i) vote “For” a proposal, (ii) vote “Against” a proposal, or (iii) “Abstain” from voting on a proposal. If you vote by mail and you return a proxy card that is not signed, then your vote cannot be counted. If the returned proxy card is signed and dated, but you do not specify voting instructions, your shares will be voted “For” each proposal, in accordance with the Board’s recommendations.

Vote Required—Election of Directors.    If a quorum is present, the seven (7) nominees for director who receive a plurality of the votes cast at the Annual Meeting, either in person or by proxy, will be elected. Because a plurality vote is required, broker non-votes will not affect the outcome of the vote on this matter—they are treated as neither votes for nor votes against the election of directors.

Vote Required—Ratification of Auditors.    If a quorum is present, the ratification of the appointment of Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2006 requires at least a majority of the votes cast at the Annual Meeting, either in person or by proxy. Abstentions will have the same effect as a vote against this proposal, because abstentions on this proposal, although treated as present and entitled to vote for purposes of determining the total pool of votable shares, do not contribute to the affirmative votes that are needed to approve the proposal. Broker non-votes, however, are excluded from the pool of votable shares, and because they will be treated as unvoted for purposes of this proposal, will have the effect of neither a vote for nor a vote against the ratification of Ernst & Young LLP to serve as our independent auditors.

Other Business at the Meeting.    We are not aware of (and have not received any notice with respect to) any business to be transacted at the Annual Meeting other than as described in this proxy statement. If any other matters properly come before the Annual Meeting, Charles K. Narang and Michael W. Solley, the named proxies, will vote the shares represented by proxies on such matters in accordance with their discretion and best judgment.

Ownership by Insiders.    As of April 10, 2006, our directors and executive officers beneficially owned an aggregate of 7,442,989 shares of Class A Common Stock and Class B Common Stock (such number includes shares of common stock that may be issued upon exercise of outstanding options that are currently exercisable or that may be exercised within 60 days after April 10, 2006), which constitutes approximately 56% of our outstanding common stock and 92% of the voting control of common stock entitled to vote at the Annual Meeting.

Tabulation of Votes.    Ms. Maureen Crystal, our Vice President of Investor Relations, has been appointed inspector of elections for the Annual Meeting. Ms. Crystal will separately tabulate the affirmative votes, negative votes, abstentions and broker non-votes with respect to each of the proposals.

Announcement of Voting Results.    We will announce preliminary voting results at the Annual Meeting. We will disclose the final results in the first quarterly report on Form 10-Q that we file with the Securities and Exchange Commission (SEC) after the Annual Meeting.

Revoking Your Proxy.    If you execute a proxy pursuant to this solicitation, you may revoke it at any time prior to its exercise by doing any one of the following:

•	delivering written notice to our Corporate Secretary, Michele Cappello, at our principal executive offices;

•	executing and delivering a proxy bearing a later date to our Corporate Secretary at our principal executive offices; or

•	voting in person at the Annual Meeting.

To be effective, our Corporate Secretary must actually receive your notice or later-dated proxy before the Annual Meeting, or the Inspector of Elections must receive it at the Annual Meeting prior to the vote. Please note, however, that your attendance at the Annual Meeting without further action on your part will not automatically revoke your proxy.

Solicitation.    The Board is making this solicitation of proxies on our behalf. In addition to the solicitation of proxies by use of the mail, our officers and employees may solicit the return of proxies by personal interview, telephone, email or facsimile. We will not pay additional compensation to our officers and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts.

We will request that brokerage houses and other custodians, nominees and fiduciaries forward our solicitation materials to beneficial owners of our common stock that is registered in their names. We will bear all costs associated with preparing, assembling, printing and mailing this proxy statement and the accompanying materials, the cost of forwarding our solicitation materials to the beneficial owners of our common stock, and all other costs of solicitation.

Householding of Proxy Materials.    Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or the Company’s annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write the Company at the following address or phone number: NCI, Inc., 11730 Plaza America Drive, Suite 700, Reston, Virginia 20190, phone: (703) 707-6900, Attention: Ms. Maureen Crystal, Vice President of Investor Relations. If you want to receive separate copies of the Company’s annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

BENEFICIAL OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 10, 2006 by (i) each person or entity who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (ii) each director, (iii) each of the executive officers named in the Summary Compensation Table set forth under the caption “Executive Compensation” below and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his spouse) with respect to all shares of common stock listed as owned by such person or entity.

Unless otherwise indicated, the address of each person is c/o NCI, Inc., 11730 Plaza America Drive, Reston, VA 20190.

	Number of Shares Beneficially Owned (1)		Percentage of Class Owned (%)		Percentage of Total Voting Power
Name of Beneficial Owner	Class A Common Stock	Class B Common Stock	Class A Common Stock	Class B Common Stock
Charles K. Narang (2)	478,946	6,300,000	6.8%	100.0%	90.6%
Michael W. Solley	373,000	—	5.3	—	*
Judith L. Bjornaas	15,157	—	*	—	*
Terry W. Glasgow (3)	10,868	—	*	—	*
Linda J. Allan	237,473	—	3.4	—	*
James P. Allen (4)	6,509	—	*	—	*
John E. Lawler (4)	4,509	—	*	—	*
Paul V. Lombardi (4)	3,509	—	*	—	*
J. Patrick McMahon (4)	6,509	—	*	—	*
Daniel R. Young (4)	6,509	—	*	—	*
All executive officers and directors as a group (10 persons)	1,142,989	6,300,000	16.2	100.0	91.6
Fidelity Management & Research Corp. (5)	845,297	—	12.0	—	1.2
Neuberger Berman, Inc. (6)	424,699	—	6.0	—	*
Babson Capital Management LLC (7)	396,600	—	5.6	—	*
Kalmar Investments, Inc. (8)	387,021	—	5.5	—	*
Kern Capital Management, LLC (9)	365,400	—	5.2	—	*

*	Less than 1%.
(1)	The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after April 10, 2006 through the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.
(2)	Includes 478,946 shares of Class A Common Stock held in two Grantor Retained Annuity Trusts, for which SunTrust Bank and Jonathan M. Forster, Esquire, are co-trustees.
(3)	Includes 9,868 shares of Class A Common Stock issuable upon exercise of options.
(4)	Includes 3,509 shares of Class A Common Stock issuable upon exercise of options.
(5)	Information included in this Beneficial Ownership table is based on Schedule 13G/A dated March 8, 2006. Includes 845,297 shares of Class A Common Stock. Fidelity Management & Research Corp. (FMR) is deemed to be the beneficial owner of 835,896 shares of our common stock in the accounts for which it serves as an investment advisor and has the sole power to vote 20,201 shares of our Class A Common Stock and sole power to dispose or direct the disposition of 845,297 shares of our Class A Common Stock. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp, is the beneficial owner of 9,401 shares of our Class A Common Stock. Edward C. Johnson, 3d and FMR Corp., through its control of Fidelity Management Trust Company have the sole power to vote or dispose of 9,401 shares of our Class A Common Stock. The address of FMR is 82 Devonshire Street, Boston, MA 02109.
(6)	Information included in this Beneficial Ownership table is based on Schedule 13G dated February 14, 2006. Includes 424,699 shares of Class A Common Stock. Neuberger Berman Inc. (Neuberger) is deemed to be the beneficial owner of the shares of our common stock in the accounts for which it serves as a registered broker dealer and investment advisor and has the shared power to vote 381,299 shares of our Class A Common Stock and shared power to dispose of 424,699 shares of our Class A Common Stock. The address of Neuberger is 605 Third Avenue, New York, NY 10158.

(7)	Information included in this Beneficial Ownership table is based on Schedule 13G dated February 2, 2006. Includes 396,600 shares of Class A Common Stock. Babson Capital Management LLC (Babson) has direct beneficial ownership of the shares of our common stock in the accounts for which it serves as an investment advisor and thus has sole power to vote and dispose of 396,600 shares of our Class A Common Stock. The address of Babson is 470 Atlantic Avenue, Boston, MA 02210-2208.
(8)	Information included in this Beneficial Ownership table is based on confirmation from the Chief Compliance Officer of Kalmar Investments, Inc. (Kalmar) on April 18, 2006. Includes 387,021 shares of Class A Common Stock. Kalmar has direct beneficial ownership of the shares of our common stock in the accounts for which it serves as an investment advisor and thus has sole power to vote and dispose of 387,021 shares of our Class A Common Stock. The address of Kalmar is 3701 Kennett Pike, Wilmington. DE, 19807.
(9)	Information included in this Beneficial Ownership table is based on Schedule 13G dated February 14, 2006. Includes 365,400 shares of Class A Common Stock. Kern Capital Management, LLC (Kern) is deemed to be the beneficial owner of the shares of our common stock in the accounts for which it serves as an investment advisor and has shared power to vote and dispose of 365,400 shares of our Class A Common Stock. The address of Kern is 114 West 47th Street, Suite 1926, New York, NY 10036.

ELECTION OF DIRECTORS

(PROPOSAL 1)

General Information

During 2005, the Board held six (6) meetings. Our Board is currently comprised of seven (7) members. Each current member’s term expires at the Annual Meeting (subject to the election and qualification of his successor, or his earlier death, resignation or removal).

Upon the unanimous recommendation of the Nominating/Governance Committee, the Board has nominated each of the seven (7) persons named below to serve as a director until the 2007 Annual Meeting of Stockholders (or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal). Each nominee is a current member of the Board, has agreed to stand for election and serve if elected, and has consented to be named in this proxy statement.

Substitute Nominees

If, at the time of or prior to the Annual Meeting, any nominee is unable to be a candidate when the election takes place, or otherwise declines to serve, the persons named as proxies may use the discretionary authority provided to them in the proxy to vote for a substitute nominee designated by the Board. At this time, we do not anticipate that any nominee will be unable to be a candidate for election or will otherwise decline to serve.

Vacancies

Under our Amended and Restated Bylaws, the Board has the authority to fill any vacancies that arise, including vacancies created by an increase in the number of directors or vacancies created by the resignation of a director. Any nominee so elected and appointed by the Board would hold office for the remainder of the term of office of all directors, which term expires annually at our annual meeting of stockholders.

Information Regarding the Nominees for Election as Directors

The name of each nominee for election as director, age as of April 28, 2006, and certain additional information with respect to each nominee concerning his principal occupation, other affiliations and business experience during the last five years, are set forth below.

Nominees for Election as Director

Name	Age	Director Since	Committees
Charles K. Narang	64	1989
James P. Allen	57	2004	Audit (Chair) and Compensation
John E. Lawler	56	2004	Nominating/Governance (Chair) and Audit
Paul V. Lombardi	64	2004	Compensation (Chair) and Audit
J. Patrick McMahon	64	2005	Nominating/Governance
Michael W. Solley	48	2003
Daniel R. Young	72	2005	Compensation and Nominating/Governance

Charles K. Narang founded NCI Information Systems, Inc. in 1989 and has served as our Chairman and Chief Executive Officer since that time. Mr. Narang has more than 30 years of experience in corporate management and the analysis of large financial and information management systems for the federal government and Fortune 100 clients. Mr. Narang holds a Master’s degree in industrial engineering, a Master of Business Administration degree and is a Certified Public Accountant licensed in the Commonwealth of Virginia.

James P. Allen has served on our board of directors since October 2004. Mr. Allen served as the Senior Vice President and Chief Financial Officer of Veridian Corporation, a publicly traded federal IT services contractor, from May 2000 until its sale to General Dynamics Corporation in August 2003. Prior to Veridian, he served as CFO for both GRC International, Inc. and CACI International Inc., both publicly traded companies in the federal IT services sector.

John E. Lawler has served on our board of directors since October 2004. Mr. Lawler is currently the CEO and Chairman of the Board of Sterling Wealth Management, Inc., a registered investment advisory firm and President of East West Financial Services, Inc., a diversified financial management, tax and consulting firm. Mr. Lawler served in top administrative positions of the U.S. House of Representatives, including Chief of the Office of Finance. Mr. Lawler currently serves on a number of boards including Identix, Inc. (IDNX), a biometric technology company traded on the NASDAQ.

Paul V. Lombardi has served on our board of directors since October 2004. Mr. Lombardi served as President and Chief Executive Officer of DynCorp from 1997 until its sale to Computer Sciences Corporation (CSC) in 2003. Prior to his association with DynCorp, Mr. Lombardi was employed at PRC Inc. where he held a variety of executive level positions including Senior Vice President and General Manager of PRC’s Applied Management Group, which provided information technology and systems integration in the federal IT services sector.

J. Patrick McMahon has served on our board of directors since January 2005. Mr. McMahon is a Partner in the law firm of Barton, Baker, McMahon, Hildebrandt & Tolle, LLP where he practices corporate law with a primary focus on companies that offer information technology products and services to the federal government. Prior to this position, Mr. McMahon served as a legislative attorney for the Secretary of Defense where he worked with the staffs of all of the Uniformed Services and the staffs of the House and Senate Armed Services Committees. Mr. McMahon’s other government service positions included: legislative attorney for the Secretary of the Navy; Navy Judge Advocate General’s Office; Administrative Law Division; and U.S. Marine Corps officer.

Michael W. Solley has served as our President since October 2003 and has served on our board of directors since July 2004. Prior to joining us, Mr. Solley served as Chief Executive Officer, President and director of MTC Technologies, Inc., a provider of technical and engineering services to the federal government, from 2002 to 2003. From 2000 to 2002, Mr. Solley served as President of Modern Technologies Corporation, which became MTC Technologies, Inc. in 2002. Mr. Solley served from 1998 until 2000 as Executive Vice President for Nichols Research Corporation, a company that provided engineering services to, among other clients, the Department of Defense and other federal government agencies. Mr. Solley also served as President of the Government Segment for Nichols from 1999 until 2000 and as President of the Government Information Technology Segment from 1996 until 1998. Nichols merged with Computer Sciences Corporation in November 1999, and Mr. Solley continued to serve as the President of the CSC/Nichols defense business until March 2000.

Daniel R. Young has served on our board of directors since January 2005. Mr. Young is currently Managing Partner of the Turnberry Group, an advisory practice to CEOs and other senior executives. He was the Vice Chairman and Chief Executive Officer of Federal Data Corporation (FDC) before retiring after having served the company in various executive capacities for 25 years. Before joining FDC, Mr. Young was an executive with Data Transmission Company and prior to that, he held various engineering, sales and management positions at Texas Instruments, Inc. Mr. Young also served as an officer in the U.S. Navy. He is also a director of Analex Corporation, GTSI Corporation and Halifax Corporation.

THE BOARD OF DIRECTORS RECOMMENDATIONS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

Corporate Governance

Independence of Directors

The Board is comprised of a majority of directors who are independent from management.

The Board has conducted an evaluation of director independence, based on the marketplace rules and listing standards of The Nasdaq Stock Market, Inc. (Nasdaq) and the applicable rules and regulations of the Securities and Exchange Commission (SEC). In connection with this review, the Board evaluated any banking, commercial, charitable, familial and other relationships of each director, including those relationships that are described under the caption “Certain Relationships and Related Transactions” in this proxy statement, in order to determine that our independent directors do not have relationships that could impair their independence. As a result of this evaluation, and upon the unanimous recommendation of the Nominating/Governance Committee, the Board has affirmatively determined that each of Messrs. Allen, Lawler, Lombardi, McMahon and Young is “independent” within the meaning of the Nasdaq listing standards and SEC rules and regulation. The Board determined that Mr. Narang, our Chairman and Chief Executive Officer, and Mr. Solley, our President, are not independent.

Stockholder Communication with the Board

We believe that it is important for our stockholders to be able to communicate their concerns to our Board. Stockholders may correspond with any director, committee member, or the Board of Directors generally by writing to the following address: NCI, Inc., 11730 Plaza America Drive, Suite 700, Reston, Virginia 20190, Attention: Michele Cappello, Corporate Secretary. Please specify to whom your correspondence should be directed. Our Corporate Secretary has been instructed to promptly forward all correspondences to the relevant director, committee member, or the full Board of Directors, as indicated in your correspondence.

Director Attendance at Annual Meeting of Stockholders

We invite all of our directors to attend our annual meeting of stockholders, and we strongly encourage all of them to do so.

Code of Ethics

In September 2005, we adopted our Board of Directors Code of Ethics, which sets forth the policies comprising our code of conduct. Our policies satisfy the SEC’s requirements for a “code of ethics” applicable to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions, as well as Nasdaq’s requirements for a code of conduct applicable to all directors, officers and employees. Among other principles, our Board of Directors Code of Ethics includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with (and reporting violations of) such standards. A copy of our Board of Directors Code of Ethics is available on the “Investor Relations” page (Governance tab) on our website: www.nciinc.com and in print to any stockholder who requests it. We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure, as permitted by applicable SEC rules.

Attendance at Board and Committee Meetings

During 2005, each of our directors attended or participated in 100% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which such director served (during the period that such person served as a director or member of the committee, as applicable).

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating/Governance Committee. Upon the unanimous recommendation of the Nominating/Governance Committee, the Board has determined that each member of our Audit Committee, Compensation Committee and Nominating/Governance Committee is independent, as director independence is specifically defined with respect to such members under the Nasdaq listing standards and applicable SEC rules and regulations. A copy of the charters for each of the committees is available both at the “Investor Relations” section of the Company’s website located at www.nciinc.com and in print to any stockholder who requests it. In addition, as required by applicable SEC rules and regulations, a current copy of the Audit Committee charter is included as Appendix A to this proxy statement.

The Audit Committee, which consists of Messrs. Allen (chairman), Lombardi and Lawler, reviews the professional services provided by our independent registered public accounting firm, the independence of our independent registered public accounting firm from our management, our annual and quarterly financial statements and our internal accounting controls. The Audit Committee also reviews other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. Upon the unanimous recommendation of the Nominating/Governance Committee, our board of directors has determined that each director meets the audit committee composition requirements in the Nasdaq listing standards and that Mr. Allen, an independent director, qualifies as an “audit committee financial expert” as defined in applicable SEC rules and regulations. The Audit Committee held six (6) meetings during 2005.

The Nominating/Governance Committee, which consists of Messrs. Lawler (chairman), McMahon and Young, oversees all aspects of our corporate governance functions, makes recommendations to the board of directors regarding corporate governance issues, identifies, reviews and evaluates candidates to serve as directors and makes such other recommendations to the board regarding affairs relating to our directors. The Nominating/Governance Committee held two (2) meetings during 2005.

Our corporate governance guidelines provide that the Nominating/Governance Committee will endeavor to identify individuals to serve on the Board who have expertise that is useful to us and complimentary to the background, skills and experience of other Board members. The Nominating/Governance Committee’s consideration of candidates for membership on the Board may include such factors as (a) the skills of each member of the Board, including each Director’s business and management experience, accounting experience, and understanding of corporate governance regulations and public policy matters, (b) the characteristics of each member of the Board, which may include leadership abilities, sound business judgment and independence, and (c) the general composition of the Board, which may include public company experience of the Directors. The principal qualification for a director is the ability to act in the best interests of the Company and its stockholders. Each of the candidates for director named in this proxy statement have been recommended by the Nominating/Governance Committee and approved by the Board of Directors for inclusion on the attached proxy card. The Nominating/Governance Committee also considers director nominees recommended by stockholders. See the section of this proxy statement entitled “Deadline for Stockholder Proposals” for a description of how stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting should do so. The Nominating/Governance Committee evaluates director candidates recommended by stockholders in the same manner as it evaluates director candidates recommended by our directors, management or employees.

The Compensation Committee, which consists of Messrs. Lombardi (chairman), Young and Allen, reviews executive salaries, administers our bonus, incentive compensation and stock plans and approves the salaries and other benefits of our executive officers. In addition, the Compensation Committee consults with our management regarding our benefit plans and compensation policies and practices. The Compensation Committee held three (3) meetings during 2005.

Director Compensation

We pay each non-employee director $20,000 per year, paid quarterly, $1,000 for each board meeting attended and $1,000 for each committee meeting attended. The chairman of the Audit Committee receives an additional payment of $3,000 per year, the chairman of the Compensation Committee receives an additional payment of $1,500 per year and the chairman of the Nominating/Governance Committee receives an additional payment of $1,000 per year. In addition, each non-employee director was issued non-qualified stock options to purchase 10,526 shares of Class A common stock which vest in three annual installments beginning one year from the grant date of April 1, 2005.

Other Compensation

No member of the Board was paid any compensation for his service as a director other than the standard compensation arrangements for directors described above.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The Audit Committee of the Company’s Board of Directors is composed of Messrs. Allen, Lawler, and Lombardi and acts under a written charter, which is reviewed annually. The members of the Audit Committee are independent and financially literate, as determined by our Board of Directors upon the unanimous recommendation of the Nominating/Governance Committee, based on the current Nasdaq listing standards and the rules and regulations of the SEC. In addition, the Board of Directors determined that Mr. James Allen, who served as the chairperson of the Audit Committee during 2005, meets the qualifications of an “audit committee financial expert,” as defined in applicable SEC rules and regulations.

In accordance with a written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for overseeing the quality and integrity of NCI, Inc.’s financial reporting processes. A current copy of the Audit Committee Charter included as Appendix A to this proxy statement and is also available both at the “Investor Relations” section of the Company’s website located at www.nciinc.com and in print to any stockholder who requests it.

Management is responsible for the Company’s internal control over financial reporting and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles and issuing a report on those consolidated financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. In fulfilling its responsibilities set forth in the Audit Committee Charter, the Committee has accomplished, among other things, the following:

•	It has reviewed and discussed the audited financial statements for fiscal year 2005 with management.

•	It has discussed with its independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Statements on Auditing Standards (SAS) 61, as amended by SAS 90, Audit Committee Communications, which includes, among other items, matters related to the conduct of the audit of our financial statements.

•	It has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board’s Standard No. 1 (Independence Discussions with Audit Committee), which relates to the independent registered public accounting firm’s independence from us and our related entities.

•	It has discussed with Ernst & Young LLP their independence from us under Independence Standards Board’s Standard No. 1 (Independence Discussions with Audit Committee).

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Dated as of April 28, 2006

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

James P. Allen, Chairman

John E. Lawler

Paul V. Lombardi

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors currently consists of three (3) members, Paul V. Lombardi (Chair), James P. Allen, and Daniel R. Young, each of whom is independent. The Compensation Committee is responsible for (i) overseeing the determination, implementation and administration of the remuneration (including compensation, benefits, bonuses and perquisites) of all directors and executive officers of the Company, (ii) reviewing and approving all equity compensation to be paid to other Company employees, and (iii) administering the Company’s stock-based compensation plans. The Compensation Committee charter was adopted by the Board in April 2005 and is available at the “Investor Relations” section of the Company’s website located at www.nciinc.com and in print to any stockholder who requests it.

Executive Compensation Philosophy

The Compensation Committee is responsible for reviewing and approving the compensation of the Chief Executive Officer, the other executive (“Section 16”) officers of the Company, and those officers reporting directly to the Chief Executive Officer. The Chief Executive Officer and his management team make recommendations to the Committee regarding base compensation and other short-term and long-term incentive plans designed to reward performance achievements. The Committee also considers peer company compensation data as well as salary and other survey tools provided or available to the Committee. Our compensation program and policies are designed to help us attract, motivate and retain executives of outstanding ability in order to maximize return to stockholders.

The primary objectives of our executive compensation program are to:

•	Provide total compensation opportunities that are competitive with opportunities provided to executives of comparable companies at comparable levels of performance;
•	Ensure that our executives’ total compensation levels vary based on both our short-term financial performance and growth in stockholder value over time;
•	Focus and motivate executives on the achievement of defined objectives; and
•	Reward executives in accordance with their relative contributions to achieving strategic milestones and upholding key mission-related objectives.

In designing and administering its executive compensation program, we attempt to strike an appropriate balance among these objectives.

The Board, through the Compensation Committee, will annually revisit the manner in which it implements our compensation policies in connection with executive staff. Our policies will continue to be designed to align the interests of our executives and senior staff with the long-term interests of the stockholders. Our executive compensation programs consist of three principal elements: base salary, short-term incentive cash payments and long-term stock options, each of which is discussed below.

Base Compensation

Executive compensation is reviewed annually by the Compensation Committee. For fiscal year 2005, executive compensation recommendations were presented to and approved by the Compensation Committee, and we anticipate that executive salary compensation will be reviewed by the Committee this year in or about July 2006.

The Chief Executive Officer presents to the Committee recommendations for base compensation adjustments for the executive officers and those officers reporting directly to the Chief Executive Officer. Individual adjustments are reviewed and approved by the Compensation Committee based upon individual achievement and contribution. In addition, the Compensation Committee reviews third party studies providing benchmark data for executive compensation, which it uses in determining the appropriate total executive compensation.

Short-Term Incentive Compensation

Our compensation philosophy emphasizes incentive pay to leverage both individual and organizational performance. Our short-term incentive compensation program rewards executives for accomplishing primarily annual, organizational and individual business unit objectives. The program is defined to reward individual achievement of performance objectives based upon the achievement of organizational and business unit goals.

The Compensation Committee is responsible for reviewing the recommendations made to it based upon the actual fiscal year performance. The Compensation Committee also is responsible for approving bonus awards recommended to it for Chief Executive Officer, the other executive officers, and those officers reporting directly to the Chief Executive Officer, and for approving the total actual bonus pool. Bonus awards for fiscal year 2005 were reviewed and approved by the Compensation Committee at its meeting in February 2006, and bonus payments were made in March 2006.

Long-Term Incentive Compensation

The 2005 Performance Incentive Plan is designed to reward executives and other employees for long-term growth consistent with Company performance and stockholder return. The ultimate value of the long-term incentive compensation awards is dependent upon the actual performance of our stock price over time.

During fiscal year 2005, all stock option grant recommendations for the executive officers, other employees, and Board Members were reviewed and approved by the Compensation Committee. The Compensation Committee must review and approve all stock option grants to the executive officers and direct reports of the Chief Executive Officers.

During fiscal 2005, seven Company employees or Board members received an aggregate of 89,471 stock options at a weighted exercise price of $10.06 per share. All such grants were subject to the terms of the 2005 Performance Incentive Plan. Our Chief Executive Officer and our four other highest paid executive officers did not receive any stock options during fiscal year 2005.

Compensation of Chief Executive Officer

Mr. Narang has served as the Chairman and Chief Executive Officer since the Company was founded in October 1989. The compensation of the Chief Executive Officer was developed based upon data obtained from the publicly available 2005 proxy statements of the Company’s peer group. This information was further supported by information provided from national and local area salary surveys. In conjunction with this review and based upon this information, the Compensation Committee unanimously approved the base salary of the Chief Executive Officer of $400,000 for fiscal year 2005. In February 2006, the Compensation Committee reviewed the financial and other performance achievements of the Company as compared to the performance objectives established by the Board of Directors at the beginning of fiscal year 2005. Based upon this review, the Compensation Committee approved a bonus in the amount of $255,784 for the Chief Executive Officer for fiscal year 2005, which was paid in March 2006.

Compensation Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limit on tax deductions for annual compensation in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of the corporation. This provision excludes certain forms of “performance based compensation” from the compensation taken into account for purposes of the limit. The Board believes that it has structured its current compensation programs in a manner to allow us to fully deduct executive compensation under Section 162(m) of the Internal Revenue Code. The Board will continue to assess the impact of Section 162(m) of the Internal Revenue Code on its compensation practices and determine what further action, if any, is appropriate.

THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

Dated as of April 28, 2006

Paul V. Lombardi, Jr., Chairman

James P. Allen

Daniel R. Young

EXECUT IVE OFFICERS

Charles K. Narang founded NCI Information Systems, Inc. in 1989 and has served as our Chairman and Chief Executive Officer since that time. Mr. Narang has more than 30 years of experience in corporate management and the analysis of large financial and information management systems for the federal government and Fortune 100 clients. He holds a Master’s degree in industrial engineering, a Master of Business Administration degree and is a Certified Public Accountant licensed in the Commonwealth of Virginia.

Michael W. Solley has served as our President since October 2003 and has served on our board of directors since July 2004. Prior to joining us, Mr. Solley served as Chief Executive Officer, President and director of MTC Technologies, Inc., a provider of technical and engineering services to the federal government, from 2002 to 2003. From 2000 to 2002, Mr. Solley served as President of Modern Technologies Corporation, which became MTC Technologies, Inc. in 2002. Mr. Solley served from 1998 until 2000 as Executive Vice President for Nichols Research Corporation, a company that provided engineering services to, among other clients, the Department of Defense and other federal government agencies. Mr. Solley also served as President of the Government Segment for Nichols from 1999 until 2000 and as President of the Government Information Technology Segment from 1996 until 1998. Nichols merged with Computer Sciences Corporation in November 1999, and Mr. Solley continued to serve as the President of the CSC/Nichols defense business until March 2000.

Judith L. Bjornaas has served as our Chief Financial Officer since January 2004. Prior to that, she was our Vice President of Finance since joining us in 1995. Prior to joining NCI, Ms. Bjornaas was Vice President of Finance and Accounting for I-NET, Inc., a provider of network management and outsourcing services to the federal government, from 1987 through 1995. Prior to that, Ms. Bjornaas worked for Electronic Data Systems, a publicly traded provider of business and technology solutions, from 1985 to 1987 in various audit and accounting roles. She holds a Master of Business Administration degree and is a Certified Management Accountant.

Terry W. Glasgow joined us in 2004 and has served as Chief Operating Officer since May 2004. He served as our Executive Vice President of Federal Programs from January 2004 until May 2004. From 1991 through 2003, Mr. Glasgow was the Vice President/General Manager of Computer Sciences Corporation’s Army Programs business area, managing a business portfolio of over $400 million annually. Under his leadership, in excess of $3 billion of new business awards were captured. Mr. Glasgow also led several significant acquisitions, including the acquisition and integration of Nichols Research. Prior to 1991, Mr. Glasgow was Vice President of Ford Aerospace and Communications Army Programs in Colorado Springs. While at Ford Aerospace, Mr. Glasgow held numerous executive positions, including Controller of their Satellite Division and Vice President and Controller of their Command, Control and Communications Division.

Linda J. Allan joined us in 1991 and has served as our Executive Vice President since that time. From 1985 to 1991, Ms. Allan served in numerous roles with Automated Sciences Group, Inc., including Vice President of Corporate Programs from 1989 to 1991 and Vice President and Senior Director of the Energy and Environment Group from 1985 to 1989. Prior to joining Automated Sciences Group, Ms. Allan served in several senior management roles with MAXIMA Corporation from 1979 to 1985, Litton Bionetics, a subsidiary of Litton Industries, Inc., from 1972 to 1979 and the Microbiological Associates subsidiary of Whittaker Corporation from 1970 to 1972.

EXE CUTIVE COMPENSATION

The following table summarizes, for the last three fiscal years, the compensation paid to or earned by our Chief Executive Officer and our four other most highly paid executive officers (our “named executive officers”) serving as such during fiscal 2005.

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) *	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARS (#)	LTIP Payouts ($)	All Other Compensation ($)	Notes
Charles K. Narang Chairman and Chief Executive Officer	2005 2004 2003	400,169 397,917 350,000	255,784 100,000 101,471	14,250 — —	— — —	— — —	— — —	6,355 6,230 6,230	(1 (1 (1	) ) )

Michael W. Solley President	2005 2004 2003	292,827 313,613 55,903	863,988 50,000 50,000	9,000 — —	— — —	— 368,421 —	— — —	450 450 56	(2 (2 (2	) ) )

Judith L. Bjornaas Chief Financial Officer	2005 2004 2003	226,567 216,834 143,748	138,788 60,000 24,446	— — —	— — —	— 13,157 39,473	— — —	4,579 4,398 31,109	(3 (3 (3	) ) )

Terry W. Glasgow Chief Operating Officer	2005 2004 2003	256,883 221,645 —	104,080 55,000 —	6,000 6,000 —	— — —	— 65,788 —	— — —	3,972 3,814 —	(4 (4	) )

Linda J. Allan Executive Vice President	2005 2004 2003	184,970 176,840 160,239	60,670 — 44,608	6,000 6,000 6,000	— — —	— — 39,473	— — —	230,220 359,990 154,579	(5 (5 (5	) ) )

*	Executive officer bonuses for fiscal year 2005 include bonuses paid during first quarter 2006 for 2005 performance.
(1)	Other Annual Compensation includes payments on automobile lease. All Other Compensation represents employer matching contributions to defined contribution plans and payments for excess life insurance coverage.
(2)	Other Annual Compensation represents amounts paid as car allowance. All Other Compensation represents payments for excess life insurance coverage. The fiscal year 2003 bonus represents a signing bonus. A portion of the fiscal 2005 bonus is attributable to significant contributions related to the initial public offering.
(3)	All Other Compensation represents employer matching contributions to defined contribution plans and payments for excess life insurance coverage. Fiscal year 2003 also includes $27,401 for the cash value of a transferred life insurance policy, which was under a key person supplemental life program that has been terminated.
(4)	Other Annual Compensation represents amounts paid as car allowance. All Other Compensation represents employer matching contributions to defined contribution plans and payments for excess life insurance coverage. The fiscal year 2004 bonus includes a $25,000 signing bonus.
(5)	Other Annual Compensation represents amounts paid as car allowance. All Other Compensation represents employer matching contributions to defined contribution plans and payments for excess life insurance coverage, as well as (i) payments of $150,000, $112, 500, and $225,000 for 2003, 2004, and 2005, respectively, on an employee note payable created in resolution of an outstanding offer letter commitment (the note was satisfied in full in 2005), and (ii) a payment of $242,585 in 2004 paid in connection with the cancellation of a life insurance policy which was under a key person supplemental life program that has been terminated.

Option Grants in 2005

No options were granted to any of the named executive officers during 2005.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information regarding stock options held by the named executive officers as of December 31, 2005.

	Shares Acquired on Exercise (1)	Value Realized (2)	Number of securities underlying unexercised options at end of fiscal year		Value of unexercised in-the-money options at end of fiscal year (3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Charles K. Narang	—	$—	—	—	$—	$—
Michael W. Solley	368,421	3,798,421	—	—	—	—
Judith L. Bjornaas	13,157	135,649	—	39,473	—	279,469
Terry W. Glasgow	—	—	—	65,788	—	245,389
Linda J. Allan	368,421	3,861,421	—	39,473	—	279,469

(1)	Represents Class A Common Stock.
(2)	Represents the difference between the exercise price and the fair market value per share of the Class A Common Stock on the date of exercise.
(3)	Represents the difference between the exercise price and $13.73, which was the last reported sale price of the Class A Common Stock on December 30, 2005, the last trading day of 2005.

Executive Employment Contracts

We do not have employment agreements with any of our executives.

CERT AIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2005, we purchased services from Net Commerce Corporation, a government contractor, which is wholly-owned by Rajiv Narang, the son of Charles K. Narang, our founder, Chairman and Chief Executive Officer. Services were provided under a subcontract in support in the performance of certain imaging, indexing and retrieval services for the District of Columbia Department of Motor Vehicles and under a purchase order to provide support on our contract with the Drug Enforcement Agency. This relationship allows us to provide cost effective services in non-core business areas such as electronic imaging and retrieval services. The subcontract agreement, which ends in May 2006, provides for payments on a time-and-materials basis based on labor utilization for the month, and the purchase order, which ended in September 2005, was on a fixed price basis. We believe that the terms of these agreements reflect then current market conditions. During 2005, approximately $1.1 million was paid to Net Commerce under these agreements.

We have used private aircraft to accommodate the travel needs of our executives for our business. These aircraft are owned directly or indirectly by Michael W. Solley, our President and one of our directors. We paid to Mr. Solley or his affiliate approximately $80,000 during 2005 as reimbursement for fees and expenses associated with the business use of these aircraft. We believe that these reimbursements reflect then current market conditions. We have no formal business arrangement with Mr. Solley and the arrangement can be terminated by either party for any reason.

COMPARATIVE STOCK PRICE PERFORMANCE GRAPH

The comparisons on the following graph and table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock. The information contained in this table shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act.

The following graph compares the cumulative total stockholder return on our common stock from October 24, 2005 (the first trading in common stock of NCI) through December 31, 2005, with the cumulative total return on (i) the Nasdaq Stock Market—U.S. index and (ii) the Russell 2000 stock index, and (iii) a peer group composed of NCI and the following other Federal Government Service Providers with whom we compete: CACI International Inc., Dynamics Research Corp., ManTech International Corp., MTC Technologies Inc., SI International and SRA International Inc.

Performance Graph

The graph assumes an investment of $100 on October 24, 2005 in each of NCI, Inc., the Nasdaq Stock Market—U.S. index, the Russell 2000 index and the members of our peer group. The comparison also assumes that all dividends are reinvested and all returns are market-cap weighted. The historical information set forth below is not necessarily indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG NCI, INC.,

THE NASDAQ STOCK MARKET—U.S. INDEX, THE RUSSELL 2000 INDEX

AND FEDERAL GOVERNMENT SERVICES PEER GROUP

December 31, 2005
NCI, Inc.	$112.82
Nasdaq Stock Market–U.S. Index	102.73
Russell 2000 Index	101.13
Federal Government Services Peer Group	113.17

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 2)

Independent Registered Public Accounting Firm For 2006

The Audit Committee has selected the firm of Ernst & Young LLP as NCI, Inc.’s independent registered public accounting firm for the fiscal year 2006. Ernst & Young LLP has served as NCI, Inc.’s independent registered public accounting firm since the 2000 year-end audit. Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by law, by the Company’s bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. In such event, the Audit Committee may retain Ernst & Young LLP, notwithstanding the fact that the stockholders did not ratify the selection, or select another nationally recognized independent registered public accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right in its discretion to select a different nationally recognized independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for fiscal years 2005 and 2004, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	Fiscal Year 2005	Fiscal Year 2004
Audit Fees (1)	$844,084	$254,638
Audit-Related Fees	—	—
Tax Fees (2)	55,000	55,025
All Other Fees	—	—

(1)	Audit Fees—These are fees for professional services rendered by Ernst & Young LLP in connection with the audit of the Company’s financial statements, including review of financial statements included in the Company’s Form 10-Q filings, and services that are normally provided in connection with regulatory filings or engagements. Fees for fiscal year 2005 include fees associated with the Company’s initial public offering in October 2005, including comfort letters, consents, review of the Registration Statement of Form S-1 filed with the SEC and other related activities. Fees for 2004 include fees related to the audit of the financial statements of Scientific and Engineering Solutions, Inc., a wholly-owned subsidiary of the Company.
(2)	Tax Fees—These are fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning. This includes: preparation of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims; payment planning; tax audit assistance; and tax work stemming from “Audit-Related” items.

Audit, Audit-Related and Non-Audit services provided by our independent registered public accounting firm, Ernst & Young, are subject to a policy of the Company regarding the Pre-Approval of Audit and Non-Audit Services. The Audit Committee monitors audit services engagements, reviews such engagements at least quarterly, and approves any changes in the terms, conditions, fees, or scope of such engagements. The Audit Committee has pre-approved certain services, including the following:

•	services associated with registration statements, periodic reports and other documents filed with the SEC, and services related to securities offerings and responses to SEC comment letters (e.g., consents and comfort letters);

•	consultations and assistance related to accounting, financial reporting or disclosure matters, and the actual or potential impact of final or proposed rules, standards of interpretation by the SEC, FASB, or other regulatory or standard-setting bodies;

•	audit related services; and

•	tax services.

The following services require specific pre-approval of the Audit Committee:

•	annual audit services engagement, terms and fees, including required quarterly reviews; and

•	attestation engagement for the independent registered public accounting firm’s report on management’s report on internal control for financial reporting.

In accordance with SEC rules and regulations, the following services will not be provided by the independent registered public accounting firm:

•	bookkeeping or other services related to the accounting records or financial statements of the Company;

•	financial information systems design and implementation;

•	appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing;

•	management functions;

•	human resources;

•	broker-dealer, investment adviser or investment banking services;

•	legal services; and

•	expert services unrelated to the audit.

All fees paid for fiscal year 2005 were pre-approved by the Audit Committee.

Each year, the independent registered public accounting firm’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee and the appointment of the independent registered public accounting firm is presented to the stockholders for ratification. The Audit Committee of the Board of Directors believes that the provision of services by Ernst & Young LLP is compatible with maintaining such auditor’s independence.

During the course of the fiscal year and in accordance with this policy, the Audit Committee will evaluate known potential engagements of the independent registered public accounting firm, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

DEADLINE FOR STOCKHOLDER PROPOSALS

Pursuant to Securities Exchange Act Rule 14a-8(e), proposals of stockholders intended to be presented at the 2007 Annual Meeting of Stockholders must be received by the Secretary of the Company at our principal executive offices at 11730 Plaza American Drive, Suite 700, Reston, Virginia 20190, not later than December 29, 2006 for inclusion in the proxy statement for that meeting. Under our Bylaws, a stockholder must comply with certain procedures to nominate persons for election to the Board of Directors or to propose other business to be considered at an Annual Meeting of stockholders. These procedures provide that stockholders desiring to make nominations for Directors and/or to bring a proper subject before a meeting must do so by notice timely delivered to the Secretary of the Company not less than 45 days or more than 75 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s Annual Meeting of stockholders. In the case of proposals for the 2007 Annual Meeting of Stockholders, the Secretary of the Company must receive notice at our principal executive offices in Reston, Virginia not earlier than February 12, 2007 and not later than March 14, 2007 (other than proposals intended to be included in the proxy statement and form of proxy, which, as noted above, the Company must receive by December 29, 2006). If the 2007 Annual Meeting of Stockholders is not held within 30 days of the anniversary of the 2006 Annual Meeting of Stockholders, the Secretary of the Company must receive notice of any proposal at our principal executive offices in Reston, Virginia no later than the later of the 90th day prior to the 2007 Annual Meeting of Stockholders or the 10th day following the day on which the public announcement of the 2007 Annual Meeting of Stockholders was made.

Generally, such stockholder proposal must comply with all of the requirements of Rule 14a-8 as promulgated under the Exchange Act. In addition, any such proposal must set forth (i) as to each nominee for Director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as Directors under the proxy rules of the SEC, (ii) as to any other business, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of the stockholder (as they appear in the Company’s books) and beneficial owner, (b) the class and number of shares of the Company that are owned beneficially and of record by the stockholder and the beneficial owner, and (c) whether either the stockholder or the beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting stock required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting stock to elect the nominee or nominees

Management proxies will be authorized to exercise discretionary authority with respect to any stockholder proposal not included in our proxy materials unless (a) assuming the meeting is held within 30 days of the anniversary of the 2006 Annual Meeting of Stockholders we receive notice of such proposal by the later of the 45th day prior to such Annual Meeting and (b) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act are met.

ADDITIONAL INFORMATION

Management knows of no matters that are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors, officers and certain persons who own more than 10% of our common stock to file with the Securities and Exchange Commission reports concerning their beneficial ownership of our equity securities. These persons are required to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on our review of the copies of such forms received by us from our Directors, officers and greater than 10% beneficial owners, all of these reports were filed on a timely basis. We believe that all Directors and officers of NCI, Inc. subject to Section 16(a) reporting are current in their reporting obligations thereunder, except as noted above.

By Order of the Board,

Charles K. Narang

Chairman and Chief Executive Officer

Reston, Virginia

April 28, 2006

APPEND IX A

NCI, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

(Approved by the Board of Directors on March 21, 2005)

I.	DEFINITIONS

When used herein, the following terms shall have the meanings set forth below:

•	“Audit Committee” means that certain committee of the Board established at a meeting of Board, having such attributes, duties and responsibilities as set forth in this Charter.

•	“Board” means the Board of Directors of the Corporation.

•	“Charter” means this Charter of the Audit Committee of the Board of Directors of NCI Information Systems, Inc., as amended from time to time.

•	“Committee” means the Audit Committee.

•	“Corporation” means NCI Information Systems, Inc. a Virginia corporation.

•	“Independent Director” shall have the meaning defined or construed from time to time in the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”), the rules and regulations of the Nasdaq Stock Market or any other exchange on which the Corporation’s common stock may be listed.

II.	COMPOSITION

The Audit Committee shall be composed of such number of Independent Directors, but in no event less than three (3), as shall be determined by the Board from time to time. No person who is not an Independent Director shall be eligible to serve on the Audit Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices and shall be able to read and understand fundamental financial statements. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in financial sophistication. Committee members may enhance their familiarity with finance and accounting by participating in educational programs. One member of the Committee shall also be an “audit committee financial expert” as such term is defined in the Exchange Act.

Prior to approving a director’s appointment to the Committee, the Board shall have determined, upon the advice of the Corporate Governance Committee of the Corporation (“Governance Committee”): (a) that such director is an Independent Director; (b) in the exercise of its business judgment, that such director has the requisite financial and accounting knowledge to serve on the Committee; and (c) whether such director qualifies as an “audit committee financial expert.”

No member of the Committee shall simultaneously serve on the audit committee of more than two (2) public companies (excluding service on the Audit Committee of the Corporation) unless the Board has made a determination that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. The Governance Committee shall recommend to the full Board for its approval: (a) which directors should serve on the Committee; (b) who shall serve as chairman of the Committee; (c) whether additional directors should be appointed to the Committee; and (d) whether any directors should be removed from the Committee. If a Chairman is not elected by the full Board, the members of the Committee may (but shall not be required to) designate a Chairman by majority vote of the full Committee membership.

III.	PURPOSE

The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing and improving, as necessary:

•	The financial reports and other financial information provided by the Corporation to the public or any governmental authority or agency;

•	The Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics, as established by the Board and management of the Corporation; and

•	The Corporation’s auditing, accounting and financial reporting processes generally.

IV.	DUTIES AND RESPONSIBILITIES

Consistent with the foregoing purpose, the Audit Committee shall encourage continuous improvement of, and shall foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting processes and internal control system;

•	Review and appraise the audit efforts of the Corporation’s independent accountants and internal auditing personnel; and

•	Provide an open channel of communication among the independent accountants, financial and senior management, the internal auditing personnel, and the Board.

In furtherance of the foregoing duties and responsibilities, the Audit Committee is specifically authorized, empowered and directed to:

•	Review and update this Charter from time to time, but not less than annually, as conditions dictate.

•	Review the Corporation’s annual financial statements and if so determined by the Committee, recommend to the Board that such financial statements be included in the Corporation’s annual report.

•	Review any reports or other financial information submitted to the Securities and Exchange Commission, any comparable state regulatory agency, or any listing agency on which the Corporation’s stock is listed, which include any certification, report, opinion, or review rendered by the Corporation’s independent accountants.

•	Review with financial management and the independent accountants the 10-Q’s and 10-K, prior to their filing.

•	Review any earnings press releases or earnings guidance prior to the release of such earnings or guidance. The Chairman of the Committee (if any) may represent the entire Committee for purposes of this review.

•	Appoint, compensate, retain and oversee the work of the independent accountants, considering such factors as independence, qualifications and effectiveness. Such independent accountants are ultimately accountable to, and must report directly to, the Committee. On an annual basis, the Committee shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

•	Pre-approve all auditing and appropriate non-auditing services proposed by the independent accountants. The Committee may designate to one or more members of the Committee the authority to grant such pre-approvals.

•

Ascertain whether any proposed service to be provided by the independent auditors is inappropriate or unlawful. Examples of such unlawful or inappropriate activities shall include the following: (i) bookkeeping and any other related services; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management or human resources functions; (vii) broker or dealer, investment adviser or investment banking services; and (viii) legal services and other expert services unrelated to the audit. The Committee shall ascertain whether any other services that the Public Company Accounting Oversight Board determines by regulation is impermissible. The Committee or members designated by the Committee to grant pre-approvals shall not approve any of the foregoing prohibited non-auditing services. All other non-auditing services proposed to be provided by the independent auditor shall be pre-approved by the Committee or such designated members.

•	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

•	Consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the Corporation’s financial statements.

•	In consultation with the independent accountants and management of the Corporation, review the integrity of the Corporation’s financial reporting processes, both internal and external.

•	Discuss with management its process for performing its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act.*

•	Discuss with management, and the independent registered public accountants, management’s process for assessing the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, including any significant deficiencies or material weaknesses identified.*

•	Review the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

•	Review and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants or management.

•	Establish routine review of and separate systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgments made by management and the independent accountants in the preparation of the financial statements, and the view of each as to appropriateness of such judgments.

•	Review with the independent accountants material written communications between the independent accountants and management.

•	Following completion of the annual audit, review separately with management and the independent accountants, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

•	Review any significant disagreement between management and the independent accountants, in connection with the preparation of the financial statements.

•	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as determined by the Committee.

•	Establish, review and update procedures for the confidential and anonymous submission by employees of the Corporation of any accounting, financial, or disclosure concerns and establish, review and update the procedures to receive, retain and address complaints regarding questionable accounting, internal accounting controls, or auditing matters.

•	Engage and approve compensation, at the Corporation’s expense, for independent counsel or advisers for the Committee as the Committee determines to be necessary to carry out the Committee’s duties and responsibilities as set forth in the Charter.

•	Perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

V.	MEETINGS

The Committee shall meet at least four times annually, and more frequently as circumstances dictate, and shall fix its own rules of procedure. The Committee will invite management to attend the meeting, except for executive sessions of the Committee to review management activities. The Committee may act by written consent in lieu of meeting, except as set forth below. As part of its duty to foster open communication, the Committee shall meet at least annually with management and the Corporation’s independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee shall meet with the independent accountants and management quarterly to review the Corporation’s financial statements consistent with the provisions of this Charter. Meetings of the Committee shall be called by the Secretary of the Corporation upon request of the Chairman of the Committee, the CEO, the Chief Financial Officer or a majority of the members of the Committee.

VI.	MINUTES AND REPORTS

The Committee shall be required to keep a record of its actions and proceedings and shall report to the Board at the next meeting of the Board following the Committee meetings with such reports to include recommendations for Board actions as appropriate.

*	applies to publicly traded companies.

This charter is available on the Company’s website at www.nciinc.com.

NCI, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS—JUNE 14, 2006

(This Proxy is solicited by the Board of Directors of the Company)

The undersigned stockholder of NCI, Inc. hereby appoints Charles K. Narang and Michael W. Solley, or either of them, his/her true and lawful agents and proxies, each with full power of substitution, to represent and to vote as specified in this proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if present in person at the Annual Meeting of Stockholders of NCI, Inc. to be held at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190, on Wednesday, June 14, 2006 at 10 a.m. (EDT).

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED “FOR ALL NOMINEES” WITH RESPECT TO THE ELECTION OF DIRECTORS IN PROPOSAL 1 AND “FOR” THE RATIFICATION OF ERNST & YOUNG LLP IN PROPOSAL 2, AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

NCI, INC.

The Board of Directors recommends a vote “FOR ALL NOMINEES” for directors in proposal 1 and

“FOR” proposal 2.

Please sign, date and return promptly in the enclosed envelope.

Please mark your vote in blue or black ink as shown here    ■

1.	PROPOSAL 1—Election of Directors

❒	FOR all nominees

❒	WITHHOLD AUTHORITY for all nominees.

❒	FOR ALL EXCEPT (See instructions below).

NOMINEES:

❒ Charles K. Narang ❒ James P. Allen ❒ John E. Lawler ❒ Paul V. Lombardi	❒ J. Patrick McMahon ❒ Michael W. Solley ❒ Daniel R. Young

(INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here ■

2.	PROPOSAL 2—RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

❒ FOR	❒ AGAINST	❒ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, in which Proposals 1 and 2 are fully explained.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.

Signature:	Signature (if held jointly):	Date:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.